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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of CoreComm Merger Sub, Inc. for the registration of 60,000,000 shares of its common stock and to the incorporation by reference of our report dated April 13, 1999, with the respect to the consolidated financial statements of USN Communications, Inc. as of and for the year ended December 31, 1998 included in CoreComm Limited's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 9, 1999.

                                                               ERNST & YOUNG LLP


Chicago, Illinois
August 15, 2000